EXHIBIT 99.1

For immediate release	For More Information:
J. Bruce Hildebrand, Executive Vice President
325.627.7155

FIRST FINANCIAL BANKSHARES ANNOUNCES TWO-FOR-ONE STOCK SPLIT AND INCREASE IN CASH DIVIDEND AT ANNUAL MEETING

ABILENE, Texas, April 23, 2019 – First Financial Bankshares, Inc. (NASDAQ: FFIN) – In connection with the 2019 Annual Shareholders’ Meeting, the Board of Directors of First Financial Bankshares, Inc. today declared a two-for-one stock split in the form of a 100 percent stock dividend. The stock split will be effective for shareholders of record on May 15, 2019, with distribution on June 3, 2019. The Board also declared a $0.12 per share cash dividend for the second quarter, post-split, which represents a 14.3 percent increase and will be paid to shareholders of record on June 17, 2019, with payment set for July 1, 2019.

At the Shareholders’ Meeting, shareholders elected Mike Denny, Owner/President of Batjer and Associates, Inc. from Abilene, Texas and Robert Nickles, Jr., Executive Chairman of Alegacy Group, LLC from Houston, Texas to the Company’s Board of Directors.

Shareholders also re-elected ten existing members to the Board of Directors. The re-elected directors are April Anthony, CEO, Encompass Health - Home Health and Hospice and Homecare Homebase, Dallas; Tucker S. Bridwell, President of Mansfeldt Investment Corporation, Abilene; David Copeland, President, SIPCO, Inc., and Shelton Family Foundation, Abilene; F. Scott Dueser, Chairman, President and CEO of First Financial Bankshares, Abilene; Murray Edwards, Principal, The Edwards Group, Clyde; Ron Giddiens, investment and business consultant, San Angelo; Tim Lancaster, retired President and CEO of Hendrick Health System, Lubbock; Kade Matthews, ranching and investments, Amarillo; Ross H. Smith Jr., Chairman and President, Akrotex Inc., Orange; and Johnny E. Trotter, President and CEO, Livestock Investors, Ltd., Hereford.

“We are pleased to announce this stock split and an increase of our quarterly cash dividend for our shareholders,” said F. Scott Dueser, Chairman, President and CEO. “We also welcome Mike Denny and Bob Nickles to the Board of Directors and know their business experience and expertise will greatly benefit First Financial Bankshares.”

In other business, shareholders approved the advisory vote on compensation on named executive officers, ratified the Board’s selection of Ernst & Young LLP as the Company’s independent auditors and approved an amendment to the Amended and Restated Certificate of Formation to increase the number of authorized common shares to 200 million shares.

About First Financial Bankshares

Headquartered in Abilene, Texas, First Financial Bankshares, Inc. is a financial holding company that through its subsidiary, First Financial Bank, N.A., operates multiple banking regions with 73 locations in Texas, including Abilene, Acton, Albany, Aledo, Alvarado, Beaumont, Boyd, Bridgeport, Brock, Burleson, Cisco, Cleburne, Clyde, Conroe, Cut and Shoot, Decatur, Eastland, El Campo, Fort Worth, Fulshear, Glen Rose, Granbury, Grapevine, Hereford, Huntsville, Keller,

Kingwood, Magnolia, Mauriceville, Merkel, Midlothian, Mineral Wells, Montgomery, Moran, New Waverly, Newton, Odessa, Orange, Palacios, Port Arthur, Ranger, Rising Star, Roby, San Angelo, Southlake, Spring, Stephenville, Sweetwater, Tomball, Trent, Trophy Club, Vidor, Waxahachie, Weatherford, Willis, and Willow Park. The Company also operates First Financial Trust & Asset Management Company, N.A., with eight locations and First Technology Services, Inc., a technology operating company.

The Company is listed on The NASDAQ Global Select Market under the trading symbol FFIN. For more information about First Financial Bankshares, please visit our website at http://www.ffin.com.

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Certain statements contained herein may be considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon the belief of the Company’s management, as well as assumptions made beyond information currently available to the Company’s management, and may be, but not necessarily are, identified by such words as “expect”, “plan”, “anticipate”, “target”, “forecast” and “goal”. Because such “forward-looking statements” are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from the Company’s expectations include competition from other financial institutions and financial holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses, and similar variables. Other key risks are described in the Company’s reports filed with the Securities and Exchange Commission, which may be obtained under “Investor Relations-Documents/Filings” on the Company’s Web site or by writing or calling the Company at 325.627.7155. Except as otherwise stated in this news announcement, the Company does not undertake any obligation to update publicly or revise any forward-looking statements because of new information, future events or otherwise.